SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Modine Manufacturing Company
(Name of Registrant as Specified In Its Charter)

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June 13, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, July 16, 2003
Time:	9:30 a.m.
Place:	1500 DeKoven Avenue, Racine, WI 53403-2552
Record Date:	May 17, 2003

The Annual Meeting is for the following purposes:

1.   To elect three directors;
2.   To consider any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

D. R. ZAKOS, Secretary

June 13, 2003

Contents

Page
General Information About Voting	2
Proposal No. 1: Election of Directors	4

Proxy Statement

Your vote at the annual meeting is important to us. Please vote your shares of Common Stock by calling a toll-free telephone number, logging onto the Internet or by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors. This proxy statement was first mailed to shareholders on June 13, 2003.

PROXY STATEMENT

Annual Shareholders' Meeting of Modine Manufacturing Company--2003
__________________________________________________________________________________________

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on May 27, 2003. A total of 34,160,261 (est.) shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The holders of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you can vote.

How do I vote?

Shareholders of record can give a proxy to be voted at the meeting by calling a toll-free telephone number, logging onto the Internet or, if you prefer, mailing the enclosed proxy card. Shareholders who hold their shares in "street name" will continue to vote their shares in the manner required by their brokers.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

The enclosed proxy card contains instructions for telephone, Internet and mail voting. Whichever method you use, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

How can I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements. Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail. See this proxy statement and your proxy card for more information.

What are the Board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

FOR election of the nominated slate of directors (see Item 1);

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters to our knowledge that will be subject to a vote at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

You can revoke your proxy card by:

-Submitting a new proxy;
-Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking  your  previous proxy; or
-Attending the meeting and voting your shares in person.

If you decide to vote your shares in person, you should first revoke your prior proxy in the same way you initially submitted it -- that is, by telephone, Internet or mail.

Can I vote in person at the annual meeting?

Although we encourage you to complete and return the proxy card or vote by phone or Internet to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name?"

If your shares are held in the name of your broker, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, as long as a quorum is present. This means that the individuals who receive the largest number of votes are elected as directors. Therefore, shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

Who will count the vote?

Wells Fargo Minnesota, N.A., Shareowner Services, an independent tabulator, will count the vote under the supervision of Inspectors of Election appointed by the Board.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, mail, or in person. None of these employees will receive any extra compensation for doing this.

Are Proxy Materials and the Annual Report available electronically?

Yes. This proxy statement and the 2002-2003 annual report will be available on our website at www.modine.com. In addition, most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote over the Internet. On the referenced website, you will be given instructions for choosing the option of receiving future proxy statements and annual reports electronically.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call the Modine Manufacturing Company Shareholder Services toll-free number or give written notice to the Secretary of the Company and tell them or us otherwise. You do not have to elect Internet access each year.

If you hold your stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

What happens if multiple shareholders share the same address?

In accordance with notices we previously sent to shareholders who share a single address, we are sending only one annual report and proxy statement to a single address, unless we received contrary instructions. This practice, known as "Householding," is designed to reduce our printing and postage costs. If a shareholder of record wishes to receive multiple copies of a proxy statement or annual report in the future, he or she may contact our transfer agent, Wells Fargo, at 1-877-602-7615 or provide written notice to the Secretary of the Company. If you are an eligible shareholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members.

This year the terms of Frank W. Jones, Dennis J. Kuester and Michael T. Yonker expire at the 2003 Annual Meeting of Shareholders. Messrs. Jones, Kuester and Yonker have been nominated for a new three-year term expiring at the Annual Meeting in 2006.

While it is not anticipated that any of the nominees will be unable to take office, if such is the case, proxies will be voted in favor of such other person or persons as the Board of Directors may propose to fill the three directorships. In accordance with the Restated By-Laws, a director shall hold office until the Annual Meeting for the year in which his or her term expires and until his or her successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Vacancies may be filled by the remaining directors.

The nominees for the Board of Directors, the directors whose terms will continue, their ages, other directorships, and their tenure and expiration dates of their terms are as follows:

Nominees to be Elected

FRANK W. JONES, Director since 1982

Mr. Jones, 63, is an independent management consultant in Tucson, Arizona. He is also a director of Star Cutter Co., Gardner Publications, Inc., and General Tool Co. Current term to expire in 2003.

DENNIS J. KUESTER, Director since 1993

Mr. Kuester, 61, is President and Chief Executive Officer of Marshall & Ilsley Corporation, Chairman and Chief Executive Officer of M&I Marshall & Ilsley Bank, and Chairman of Metavante Corporation, a Milwaukee, Wisconsin bank holding company, bank, and banking services company, respectively. He is also a director of Metavante Corporation, M&I Marshall & Ilsley Bank, Marshall & Ilsley Corporation, Super Steel Products Corp., Krueger International, and Wausau/Mosinee. Current term to expire in 2003.

MICHAEL T. YONKER, Director since 1993

Mr. Yonker, 60, is retired. Prior to June 15, 1998, he was President and Chief Executive Officer of Portec, Inc., Lake Forest, Illinois, a manufacturer of material handling equipment. He is also a director of Woodward Governor Company and EMCOR Group, Inc. Current term to expire in 2003.

Directors Continuing in Service

FRANK P. INCROPERA, Director since 1999

Dr. Incropera, 63, is the McCloskey Dean of the University of Notre Dame's College of Engineering, South Bend, Indiana, and has served in that position since 1998. Prior to that, he served as the Head of the School of Mechanical Engineering at Purdue University, West Lafayette, Indiana. Current term to expire in 2005.

VINCENT L. MARTIN, Director since 1992

Mr. Martin, 63, is Chairman of the Board and a director of Jason Incorporated, a diversified manufacturing company based in Milwaukee, Wisconsin. Prior to June 30, 1999, he was also Chief Executive Officer of Jason Incorporated. Current term to expire in 2005.

MARSHA C. WILLIAMS, Director since 1999

Ms. Williams, 52, is Executive Vice President and Chief Financial Officer at Equity Office Properties Trust, a real estate investment trust located in Chicago, Illinois. Previously, Ms. Williams had been Vice President and Chief Administrative Officer of Crate and Barrel, and prior to that, Vice President and Treasurer of Amoco Corporation, Vice President and Treasurer of Carson Pirie Scott & Company, and Vice President of The First National Bank of Chicago. She is also a director of Chicago Bridge & Iron, Davis Funds and Selected Funds. Current term to expire in 2005.

DONALD R. JOHNSON, Director since 1997

Mr. Johnson, 61, is Chairman of the Company (and prior to January 15, 2003, Chairman and Chief Executive Officer). He is also a director of Grede Foundries, Inc. and the M&I Marshall & Ilsley Bank. Current term to expire in 2004.*

GARY L. NEALE, Director since 1977

Mr. Neale, 63, is Chairman, President, Chief Executive Officer, and a director of NiSource, Inc., Hammond, Indiana, a holding company for gas and electric utilities and other energy-related subsidiaries. He is also a director of Chicago Bridge & Iron. Current term to expire in 2004.

RICHARD J. DOYLE, Director since 1987

Mr. Doyle, 70, is retired. Prior to April 30, 1998, he was Chief Executive Officer and a director of three private electrical contracting corporations. Prior to January 1, 1989, Mr. Doyle was a Vice President of Borg-Warner Corporation, Chicago, Illinois, a diversified manufacturing and services company, and President and Chief Executive Officer of Borg-Warner Automotive, Inc., Troy, Michigan, a subsidiary of Borg-Warner Corporation. Current term to expire in 2004.

DAVID B. RAYBURN, Director since 2003

Mr. Rayburn, 55, is President and Chief Executive Officer of the Company. Prior to January 15, 2003, Mr. Rayburn was President and Chief Operating Officer and, prior to April 2002, Mr. Rayburn was an Executive Vice President of the Company. Mr. Rayburn was elected to the Board of Directors on January 15, 2003. He is also a director of Twin Disc, Incorporated, Jason, Incorporated, and the Marshall & Ilsley Bank of Racine. Current term to expire in 2004.

*On May 22, 2003, Mr. Johnson announced his plan to retire from the Company and the Board at the end of June 2003.

The Board of Directors recommends a vote IN FAVOR OF all of the director-nominees: Mr. Jones, Mr. Kuester and Mr. Yonker.

STOCK OWNERSHIP

Principal Shareholders

The following table shows the number of shares of common stock beneficially owned by each person or entity who we know beneficially owns more than 5% of the common stock.
Title of Class	Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership		Percernt of Class
Common	Administrative Committee of Modine Employee Stock Ownership Plan, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, Members: D. B. Spiewak, R. L. Hetrick and D. R. Zakos*	3,598,410**	Power to vote Plans' stock not voted by	10.65%
Common	Gabelli Funds, Inc. and affiliates, One Corporate Center, Rye, New York 10580-1434	6,786,696***	Sole or shared voting and/or power to dispose of stock	20.09%

* M&I Marshall and Ilsley Trust Company is trustee and holder of record of the Modine Employee Stock Ownership Plan, Employees' Retirement Trusts and 401(k) Retirement Plans stock, and is the escrow agent for participants' stock under the 1997 through 2003 Stock Award Plans. The Marshall & Ilsley Trust Company, as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations or federal case law. Pursuant to SEC Rule 13d-4, inclusion of such shares in this statement shall not be construed as an admission that the Reporting Person or its subsidiaries are, for purposes of Sections 13(d) or 13(g) of the Act, the beneficial owners of such securities. D. J. Kuester is President and CEO of Marshall & Ilsley Corporation and Chairman and CEO of M&I Marshall & Ilsley Bank. M&I Marshall & Ilsley Corporation and its subsidiaries specifically disclaim beneficial ownership of stock held by these plans and trusts.

** As of March 31, 2003.

*** Based on a Schedule 13D dated November 12, 2002, by Gabelli Funds, Inc. and affiliates.

We know of no other person or group that is a beneficial owner of five percent (5%) or more of the Company's common stock.

Securities Owned by Management

The following table shows the number of shares of common stock beneficially owned as of March 31, 2003 by:

each director;
each executive officer named in the Summary Compensation Table on page 15; and
the directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	R. J. Doyle*	64,000(a)	**
Common	F. P. Incropera*	35,000(a)	**
Common	F. W. Jones*	85,819(a)	**
Common	D. J. Kuester*	54,000(b)	**
Common	V. L. Martin*	72,200(c)	**
Common	G. L. Neale*	89,630(a)	**
Common	M. C. Williams*	40,000(a)	**
Common	M. T. Yonker*	50,655(a)	**
Common	D. R. Johnson	420,304(d)	1.24%
Common	K. A. Feldmann	90,500(d)	**
Common	D. B. Rayburn	242,944(d)	**
Common	C. R. Katzfey	128,198(d)	**
Common	J. R. Rulseh	119,438(d)	**
Common	All executive officers and directors as a group (22 persons)	2,149,761(e)	6.36%

*   Non-employee directors have the right to acquire additional shares of common stock (not listed in the above table) through the exercise of options automatically granted upon re-election pursuant to the 2000 Stock Option Plan for Non-Employee Directors discussed on page 13.

**  Denotes less than one percent of shares outstanding.

(a)  The 64,000 shares listed for Mr. Doyle include options to acquire 48,000 shares; the 35,000 shares listed for Dr. Incropera include options to acquire 35,000 shares; the 85,819 shares listed for Mr. Jones include options to acquire 48,000 shares; the 89,630 shares listed for Mr. Neale include options to acquire 49,000 shares; the 40,000 shares listed for Ms. Williams include options to acquire 40,000 shares, and the 50,655 shares listed for Mr. Yonker include options to acquire 48,000 shares.

(b)  The 54,000 shares listed for Mr. Kuester exclude shares held of record by M&I Marshall & Ilsley Bank. See footnote to the Five Percent Stock Ownership table. This number includes options to acquire 53,000 shares.

(c)  The 72,200 shares listed for Mr. Martin include options to acquire 65,000 shares and include 200 shares held in trusts for his children with Mr. Martin as trustee.

(d)  The 420,304 shares listed for Mr. Johnson include 2,288 shares held by Mr. Johnson's wife, options to acquire 295,400 shares, 27,100 restricted shares awarded to Mr. Johnson, 15,414.772 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component) and 17,288.0313 shares held in the Modine Employee Stock Ownership Plan; the 90,500 shares listed for Mr. Feldmann include options to acquire 76,200 shares, and 12,200 restricted shares awarded to Mr. Feldmann; the 242,944 shares listed for Mr. Rayburn include options to acquire 198,400 shares, 21,900 restricted shares awarded to Mr. Rayburn, 8,588.304 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component) and 8,288.0992 shares held in the Modine Employee Stock Ownership Plan; the 128,198 shares listed for Mr. Katzfey include options to acquire 94,805 shares, 13,800 restricted shares awarded to Mr. Katzfey; 1,973.6913 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component) and 8,321.1740 shares held in the Modine Employee Stock Ownership Plan; and the 119,438 shares listed for Mr. Rulseh include options to acquire 94,200 shares, 13,000 restricted shares awarded to Mr. Rulseh, 1,032.1713 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component) and 8,697.8198 shares held in the Modine Employee Stock Ownership Plan.

The awards granted pursuant to the 1997 through 1998 Stock Award Plans are subject to restrictions that lapse annually in fifths over a period commencing at the end of the second year from the date of grant. The awards granted pursuant to the 2000 through 2003 Stock Award Plans are subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant.
  This number includes 652,473 shares held by officers other than the five named executive officers as a group (9 persons) and includes options to acquire 447,280 shares; 31,800 shares awarded pursuant to the 1997 through 1998 Stock Award Plans (subject to restrictions that lapse annually in fifths over a period commencing at the end of the second year from the date of grant); 230,900 shares awarded pursuant to the 2000 through 2003 Stock Award Plans (subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant); 13,811.2335 units held in the form of Modine Common Stock Fund Units (Modine 401(k) Retirement Plan and Deferred Compensation Plan) (each Unit consisting of Modine common stock and a cash component), and 59,993.8911 shares held in the Modine Employee Stock Ownership Plan.

CORPORATE GOVERNANCE

The Company's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our by-laws. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman, with the President and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company has been reviewing its corporate governance policies and practices, particularly in light of the recently enacted Sarbanes-Oxley Act of 2002 and rule changes made or proposed by the Securities and Exchange Commission and NASDAQ. We believe that our current policies and practices already meet most of the existing and proposed requirements. We expect to adopt changes that the Board of Directors believes are the best corporate governance policies and practices for the Company, in light of the legal requirements and our Company's long-standing governance philosophies. We will make our updated corporate governance policies, including updated charters, available to our shareholders on our website (www.modine.com) and/or through appropriate mailings.

Board meetings, committees and compensation

The Board of Directors held eight regular meetings during the fiscal year. An additional eight meetings were held by standing Committees of the Board. The following chart describes the function and membership of each committee and the number of times it met in 2002-2003:

Audit Committee - 4 meetings

Function

-recommends engagement of auditors;
-meets with independent auditors to:
     -discuss plan and scope of audit;
     -review results of audit;

-evaluates internal audit procedures and accounting controls;
-approves budget for non-audit services;
-reviews and approves audit and non-audit fees;
-reviews proposed significant changes in accounting or financial reporting practices; and
-reviews required periodic financial statements and regulatory reports and procedures.

Members

R. J. Doyle, Chair*
F. P. Incropera
F. W. Jones
D. J. Kuester
V. L. Martin
G. L. Neale

* The Board has determined that Mr. Doyle meets the SEC's definition of "Audit Committee financial expert," as set forth in its final rulemaking under the Sarbanes-Oxley Act of 2002, issued on January 15, 2003.

Officer Nomination and Compensation Committee - 3 meetings

Function

-reviews candidates for positions as Company officers;
-makes recommendations to Board on candidates;
-makes recommendations to Board on compensation for officers;
-administers the 1985 Incentive Stock Plan; and
-administers the 1994 and 2002 Incentive Compensation Plans.

Members

G. L. Neale, Chair
R. J. Doyle
V. L. Martin
M. C. Williams
M. T. Yonker

Pension Committee - 2 meetings

Function

-provides oversight for pension trust investments and defined contribution plans.

Members

F. W. Jones, Chair
F. P. Incropera
D. J. Kuester
M. C. Williams
M. T. Yonker

The Board of Directors does not have a committee that nominates directors since nomination and review of director candidates is a function of the full Board. In addition, shareholders who wish to nominate candidates for election to the Board may do so.

All directors attended seventy-five percent or more of all Board meetings and meetings of Committees of which they were members during the fiscal year except for Ms. Williams, whose Committee meeting attendance was less than 75% during the fiscal year.

Generally, if a shareholder intends to propose business or make a nomination for the election of directors at an annual meeting, or make a nomination for the election of directors at a special meeting of shareholders, the Company must receive written notice of such intention. The deadline for shareholder nominations for directors and proposals at the 2003 Annual Meeting of Shareholders was February 7, 2003.

Board Independence

It is the policy of the Company that a majority of the Board members be independent outside directors. However, the Company is not opposed to having members of the Company's management, including the CEO, serve as directors. "Independent Director," as used here, means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A majority of the Company's current Directors are Independent Directors.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors developed a written charter for the Committee, which was approved by the full Board on June 30, 1999. As set forth in the charter, the Audit Committee's primary responsibilities fall into four broad categories:

the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program;

the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and report matters;

the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

the Committee annually reviews management's programs to monitor compliance with the Company's Code of Conduct.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met four times during fiscal 2002-2003.

In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, for filing with the Securities and Exchange Commission.

R. J. Doyle, Chair	D. J. Kuester
F. P. Incropera	V. L. Martin
F. W. Jones	G. L. Neale

Audit and Related Fees

Audit Fees. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements as of and for the year ended March 31, 2003 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $559,821.

Financial Information Systems Design and Implementation Fees. During the year ended March 31, 2003, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees. In addition to the fees described above, aggregate fees of $697,982 were billed by PricewaterhouseCoopers during the year ended March 31, 2003, primarily for the following professional services:

Audit-related services (a)	$353,807
Income tax compliance and related tax services	$344,175

(a)   Audit related fees include fees for audits of the Company's employee benefit plans and statutory audits.

The Audit Committee has determined that the provisions of services rendered above is compatible with maintaining PricewaterhouseCoopers' independence.

Compensation of Directors

Non-employee directors receive:

-a retainer fee of $6,000 per quarter;
-$1,000 for each Board, committee and special meeting attended;
-a retainer fee of $3,000 per year for acting as Chair of a committee;
-reimbursement for travel, lodging, and related expenses incurred in attending Board and committee meetings; and
-travel-accident and director and officer liability insurance.
-Directors who are officers of the Company do not receive any fees in addition to their remuneration as officers.

Effective as of July 1, 2000, Directors of the Company who are not employees are eligible to participate in the 2000 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which is authorized to grant non-qualified stock options through June 30, 2010, on up to 500,000 shares of the Company's common stock. These options are granted at one hundred percent of the fair market value on the date of the grant. They will expire no later than ten years after the date they are granted and will terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected is automatically granted an option for that number of shares equal to the multiple of 6,000 and the number of years in the term to which such director has been so elected or re-elected. In addition, the 2000 Plan provides for a one-time grant of 2,000 options to those directors elected or re-elected in 1999 and 1,000 options to those directors elected or re-elected in 1998. The Directors' Plan may be administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended. Neither the Board nor any such committee shall have authority to administer the Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amounts of any grants.

Prior to July 1, 2000, Directors of the Company who were not employees were eligible to participate in the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors' Plan") which was authorized to grant non-qualified stock options through July 20, 2004, on up to 500,000 shares of the Company's common stock. These options were granted at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date they were granted and will terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected was automatically granted an option for that number of shares equal to the multiple of 5,000 and the number of years in the term to which such director had been so elected or re-elected. The 1994 Directors' Plan was administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended. Neither the Board nor any such committee had authority to administer the 1994 Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amounts of any grants. The 1994 Directors' Plan was terminated at the end of June 2000 and no additional grants have been made.

The Board of Directors adopted the Modine Manufacturing Company Director Emeritus Retirement Plan (the "Director Emeritus Retirement Plan") under which any person (non-employee) who is or becomes a director of Modine on or after April 1, 1992, and who retires from the Board will be paid a retirement benefit equal to the annualized rate at which directors are being paid for their services to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) as in effect at the time such director ceases his service as a director. The retirement benefit will continue until the period of time the retirement benefit paid equals the period of time of the director's Board services. If a director dies before or after retirement, his or her spouse or other beneficiary will receive the applicable retirement benefit. In the event of a change in control (as defined in the Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments which would otherwise be payable under the Director Emeritus Retirement Plan. The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.

Effective July 1, 2000 the Director Emeritus Retirement Plan was frozen with no further benefits accruing under such Plan. All Directors Emeriti having retired prior to July 1, 2000 will continue to receive the benefits called for and currently being paid pursuant to the Directors Emeritus Retirement Plan as if this action had not been taken. All current Directors eligible for participation accrued pension benefits pursuant to the Director Emeritus Retirement Plan until July 1, 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of March 31, 2003, for services rendered to the Company and its subsidiaries during fiscal 2002-2003. Also included is salary, bonus, restricted common stock awards, and stock option information for fiscal years ended March 31, 2002, and March 31, 2001.

SUMMARY COMPENSATION TABLE
Year	Name	Principal Position	Annual Compensation (1)		Long-Term Compensation
			Salary in $	Bonus in $	Restricted Stock in $ (2)	Stock Options (3)	All Other Comp. In $ (4) (5)
2002/2003	D. R. Johnson	Chairman	640,000	280,000	361,259	26,400	22,426
2001/2002		President and CEO	640,000	47,930	217,500	50,000	19,342
2000/2001			580,000	53,200	0	35,000	35,902

2002/2003	D. B. Rayburn	President and CEO	412,414	155,313	277,315	22,400	15,554
2001/2002		Chief Operating Officer	400,000	32,919	145,000	40,000	12,019
2000/2001			355,000	36,521	0	25,000	21,250

2002/2003	C. R. Katzfey	Group Vice President	262,500	76,563	166,389	11,200	12,544
2001/2002			262,500	19,517	101,500	20,000	7,960
2000/2001			235,000	21,630	0	15,000	14,027

2002/2003	J. R. Rulseh	Group Vice President	243,000	70,875	163,391	11,200	5,179
2001/2002			220,000	14,655	101,500	20,000	5,422
2000/2001		Managing Director - Auto Business Unit	190,000	16,228	0	9,000	6,544

2002/2003	K. A. Feldmann	Group Vice President	250,769[6]	73,150[6]	142,405	11,200	0
2001/2002			247,822[6]	20,194[6]	101,500	20,000	0
2000/2001			214,920[6]	13,896[6]	0	15,000	0

(1)   Excludes "Other Annual Compensation" under Securities and Exchange Commission regulations since such does not exceed the lesser of $50,000 or 10% of each individual's combined salary and bonus.

(2)   The figures for 2002/2003 restricted stock include awards made in May 2003, which were earned during fiscal 2002/2003. The total number of restricted shares outstanding and the aggregate market value at March 31, 2003, were: Mr. Johnson -- 27,100 shares valued at $406,229; Mr. Rayburn -- 21,900 shares valued at $328,281; Mr. Feldmann -- 12,200 shares valued at $182,878; Mr. Katzfey -- 13,800 shares valued at $206,862 and Mr. Rulseh -- 13,000 shares valued at $194,870. Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to shareholders of unrestricted shares. Aggregate market value is based on a fair market value of $14.99 at March 31, 2003.

The stock awarded pursuant to the 1997 through 1998 Stock Award Plans was granted to an employee at no cost and placed in escrow until the beginning of the third, fourth, fifth, sixth, and seventh years, respectively, at which time one-fifth of the shares are released to the employee. The awards granted pursuant to the 2000 through 2003 Stock Award Plans are subject to restrictions that lapse annually in fifths over a period commencing at the end of the first year from the date of grant. In the event of retirement, the shares may, if authorized by the Officer Nomination and Compensation Committee of the Board, be released at an earlier date. In the event of a change-in-control, the share restrictions will lapse.

(3)   The 2002 and 1994 Incentive Compensation Plans authorized the Officer Nomination and Compensation Committee of the Board to grant stock options (incentive stock options and non-qualified stock options) and other stock-based rights through July 17, 2012 on up to 3,000,000 and through July 20, 2004, on up to 3,000,000 shares of the Company's common stock. Incentive stock options and non-qualified stock options granted are at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date of the grant. Grants pursuant to the Plans may be made to such officers or certain other employees as shall be determined by the Committee.

Upon the exercise of the option, the optionee may pay the purchase price in cash, stock, optioned stock, or a combination thereof. The optionee may also satisfy any tax withholding obligation by using optioned stock. In the event of a sale, merger, consolidation, or other specified transaction involving the Company, the optionee will have the right to receive (regardless of whether or to what extent the option would then have been exercisable) the difference between the exercise price and the fair market value of the stock.

(4)   Includes employer matching contributions to the Company Tax Saver (401(k)) Plan, Stock Purchase Plan, Executive Supplemental Stock Plan, and, since January 1, 1999, the Modine 401(k) Retirement Plan and since March 1999 the Modine Deferred Compensation Plan. The Company has a program (the Executive Supplemental Stock Plan (until its termination on February 3, 2003) and, after March 1, 1999, the Modine Deferred Compensation Plan) to pay, out of general assets, an amount substantially equal to the difference between the amount that would have been allocated to a participant's account as Company matching contributions, in the absence of legislation limiting such allocations, and the amount actually allocated under the plans. Payment of this amount and appreciation thereon is deferred until termination of service or retirement.

(5)   Because the Company's contributions to the Executive Supplemental Retirement Plan are actuarially based and are not allocated to the individual named executive officers' accounts until retirement, such contributions are not readily ascertainable and are not included in this column. See page 22 herein regarding the Pension Plan Table for additional information about this plan.

(6)   The salary and bonuses for Mr. Feldmann, who works and lives in Germany, were paid to him in Euros. The numbers presented here in U.S. Dollars represent the conversion of the sums according to the conversion rate of 1 USD = 0.9175 EURO, effective March 31, 2003. The figures for salary and bonus for each year in Euros are:

Year	Salary	Bonus
2002/2003	EURO 230,081	EURO 67,115
2001/2002	EURO 228,377	EURO 18,528
2000/2001	EURO 197,189	EURO 12,750

Officer Nomination and Compensation Committee Report on Executive Compensation

The Officer Nomination and Compensation Committee has provided the following report on Executive Compensation:

Compensation Philosophy

The Company's executive compensation philosophy is designed to address the needs of the Company, its executives, and its shareholders.

The specific factors underlying the Committee's decisions with respect to compensation for each of the named executives for the last fiscal year are two-fold:

1.    The first factor is the ability to accomplish the Company's goal of preserving and enhancing the shareholders' investment over the long term without bearing undue risk in the process. The Committee recognizes that there will be short-term fluctuations in the Company's business and is of the opinion that incentive compensation should be based primarily upon attainment of the Company's goals over a longer period of time. It is the Committee's intention to compensate the Company's executive officers appropriately for superior performance; however, inherent in attaining the Company's goal is the premise that shareholder assets will not be wasted by the payment of excessive compensation.

2.    The second factor underlying the Committee's compensation decisions is that the foregoing Company goals can only be achieved by the retention of competent, highly skilled people. Accordingly, the design of the compensation package must include sufficient tools to assure retention of key individuals.

Numerous other criteria are considered in the compensation decisions, including high ethical standards, concern for employees, regard for the environment, and commitment to the highest levels of product quality and customer service. Each of these criteria is an intrinsic part of attaining the Company's long-term goals.

Total Annual Compensation

The Company's executive compensation program is composed of an annual cash component, consisting of salary and a cash incentive based on the financial performance of the Company or the considered discretion of the Board or Committee, and a long-term incentive component, currently consisting of restricted stock awards and stock options. Salary levels are established in order to attract and retain the necessary executive talent for the Company to achieve its business objectives. Salaries are benchmarked to the median of salaries paid to individuals with similar responsibilities with consideration given to individual performance, roles, contribution and value.

For fiscal 2002-2003, the Company continued utilizing the principles of Value-Based Management and used the measurement of Return on Assets Employed for determining cash incentives earned. Value-based management is a fundamental organizational belief and corresponding behavioral change that focuses management's strategy, decision-making and actions on increasing shareholder value. Value-based management represents a way of managing the business that considers the balance sheet and the income statement.

The cash incentive is designed to deliver median levels of cash compensation for commensurate performance, with the potential to deliver top quartile pay for superior levels of performance.

Under the 1994 and 2002 Incentive Compensation Plans, Company executives can earn a cash bonus that increases at a linear rate with the Company's return on assets and is proportional with the executive's level of management responsibility. Under this plan the Chief Executive Officer (CEO) could earn a cash bonus equal to 150% of his base salary (the maximum payout under the plan). All other incentive awards are calculated as a percentage of the CEO's earned bonus. By doing so, the entire executive management team shares the risks and rewards of overall Company performance.

Long-Term Compensation

To further align the Company's executives' interests with those of the shareholders, the Compensation Committee utilizes long-term-based incentives in the form of stock options and restricted stock awards. Individual stock option grants are determined based upon a subjective assessment of individual performance, contribution, and potential. The stock options currently granted are at market value and are exercisable within ten years of date of grant. The options may be rescinded at any time up until two years after exercise should the individual be terminated for cause, compete in any way against the Company, not fully comply with applicable laws and government regulations, fail to maintain high ethical standards, or breach the Company's policies such as Guidelines for Business Conduct or confidentiality of proprietary technology and information.

The size of option grants is based upon many factors including (1) Company and individual performance, (2) previous grants of stock options and stock awards, and (3) the competitive market for long-term incentive compensation. As all grants are made at fair market value, it should be noted that executives receive no value from stock options unless all shareholders see an increase in the value of their holdings. Stock options granted in January 2003 reflect each of these factors, including the increased reliance on long-term incentives seen in the U.S. market.

Beginning in fiscal year 2001-2002 the restricted stock award plan was revised to deliver compensation on two bases: retention and performance. To be competitive in the marketplace and retain management talent, the Company granted one-third of the target awards annually to a limited number of top executives. At the conclusion of the year the balance of stock awards was granted on the basis of performance against an earnings per share ("EPS") goal set at the beginning of the fiscal year. No awards on the basis of performance were considered for the 2001-2002 fiscal year.

For fiscal year 2002-2003, executives participating in the restricted stock award program earned performance and retention restricted stock awards pursuant to the plan design. In addition, the stock option grant for 2002-2003 was reduced for all named executives from the prior year and offset with restricted stock awards. Additional awards were granted to the named executives on a discretionary basis, both for performance and retention.

For future years, awards will be granted as follows: A target number of shares that relates to market competitive pay will be selected for each level participant. A retention increment equal to one-third of the target will be granted in January. The performance portion earned on EPS will add to the retention portion to equate to 50% target at threshold, 100% at the targeted rate and 150% of target at maximum.

Executive Officer Compensation

During the course of the year, Mr. Johnson announced his intention to retire from the Company and the Board effective at the end of June 2003. On January 15, 2003, the Officer Nomination and Compensation Committee promoted Mr. Rayburn to President and Chief Executive Officer in accordance with the established succession plan. Mr. Johnson will retain the position of Chairman through the end of June 2003. The Committee is reviewing Mr. Rayburn's salary and will make changes if appropriate to reflect his additional responsibilities.

The Committee recognizes that effective management of the Company is a team effort, led by the CEO. The CEO and the named officers must possess the difficult-to-define qualities of leadership, ability to instill confidence in their actions, and the ability to inspire others to even greater effort. These qualities can only be determined through observation over a longer period of time and through the ultimate results attained. Accordingly, the CEO's and senior executive officers' team compensation decisions were not based solely on fiscal 2003-2003 annual financial results but were based on the compensation philosophy referenced above, on the Company's favorable return on shareholders' investment over the longer term, and on the Committee's subjective assessment of the performance of the management team.

Since, as stated above, we believe that corporate management is a team effort, we also believe that it is appropriate for the CEO to select his team members and make a substantial contribution to the compensation decision for each of such team members. Accordingly, upon detailed consultation with the CEO, assessment of the experience, capabilities, and performance of each of the named executives toward attaining Company goals, and the policies and plans referenced above, compensation decisions were made. As a background for such decisions, the Compensation Committee reviewed several major compensation consultant databases with respect to compensation. The compensation consultant databases are large databases of industrial companies that the Committee believes appropriately reflect the broad labor market for Company executives. Within a range of acceptable total compensation for each individual, compensation is determined as described above.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars paid to the Company's CEO and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company's best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation Committee Interlocks and Insider Participation

None of the Committee members is or has been a Company officer or employee, nor did any of them have a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. There were no compensation committee interlocks during fiscal 2002-2003.

G. L. Neale, Chair
R. J. Doyle
M.C. Williams
V. L. Martin
M. T. Yonker

Performance Graph

The following graph compares the five-year cumulative total shareholder return on the Company's common stock as compared with the returns of the Standard & Poor's 500 Stock Index and the Nasdaq Industrials Stock Index (non-financial index). The graph assumes a $100 investment and reinvestment of dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Total Return To Shareholder's
(Dividends reinvested monthly)

		ANNUAL RETURN PERCENTAGE
		Years Ending

Company / Index		Mar99	Mar00	Mar01	Mar02	Mar03
MODINE MFG CO		-17.04	-7.47	6.64	8.51	-43.05
S&P 500 INDEX		18.46	17.94	-21.68	0.24	-24.76
NASDAQ COMPOSITE INDEX		35.08	85.81	-59.92	0.72	-26.60

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	1998	1999	2000	2001	2002	2003
MODINE	100	82.96	76.76	81.86	88.82	50.59
S&P 500	100	118.46	139.71	109.43	109.69	82.53
NASDAQ	100	135.08	250.99	100.60	101.32	74.37

EQUITY COMPENSATION

Equity Compensation Plan Information

The following table sets forth required information about equity compensation plans as of March 31, 2003.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in Column (a))
Equity Compensation Plans approved by security holders (2)	2,772,817	$25.41	3,036,946

Equity Compensation Plans not approved by security holders (3)	154,000	$26.08	346,000

Total	2,926,817	$25.44	3,382,946

(1) The referenced plans contain standard anti-dilution provisions that provide for adjustment of the number of shares covered by the plan in the event of stock dividends, stock splits or similar transactions or in the event the Company acquires an entity which has issued, and has outstanding, stock options or rights. Any such adjustments shall be made to prevent substantial dilution or enlargement of the benefits granted to, or available for, participants.

(2) Includes the following shareholder-approved plans: 1985 Incentive Stock Plan; 1985 Stock Option Plan for Non-Employee Directors and Directors Emeriti; 1994 Incentive Compensation Plan; 2002 Incentive Compensation Plan; 1994 Stock Option Plan for Non-Employee Directors; Modine Manufacturing Company Stock Option Plan for Thermacore Employees under the DTX Corporation 1995 Stock Option Plan; and Modine Manufacturing Company Stock-Based Compensation Plan for Thermacore Employees under the DTX Corporation 1997 Plan.

(3) Includes the 2000 Stock Option Plan for Non-Employee Directors, which was approved by the Board of Directors on May 17, 2000 and effective after June 30, 2000. The 2000 Plan did not require shareholder approval since the option grants (all of which are non-qualified) thereunder are not discretionary in any way. Under the 2000 Plan, upon election or re-election to the Board, a director automatically receives a grant of 6,000 non-qualified stock options for each year of his/her three-year term.

Options Granted

 The following table sets forth information about stock option grants during the last fiscal year for the five executive officers named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation - Appreciation for Option Term (1) (2) (3)
Name	Options Granted	% of Total Options Granted to Employees	Exercise Price	Expiration Date	0%	5%	10%
D. R. Johnson	26,400	8.32%	$18.53	1/06/2013	$0	$306,504	$778,008
D. B. Rayburn	22,400	7.06%	$18.53	1/06/2013	$0	$260,064	$660,128
C. R. Katzfey	11,200	3.53%	$18.53	1/06/2013	$0	$130,032	$330,064
J. R. Rulseh	11,200	3.53%	$18.53	1/06/2013	$0	$130,032	$330,064
K. A. Feldmann	11,200	3.53%	$18.53	1/06/2013	$0	$130,032	$330,064

(1)    All options granted are immediately exercisable except within the first year of employment. Holders may use shares previously owned or received upon exercise of options to exercise options.

(2)     The dollar amounts under these columns are the result of calculations at zero percent and at the five-percent and ten-percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3)    No gain to the optionee is possible without stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

Option Exercises and Fiscal Year-End Values

 The following table sets forth information with respect to the five executive officers named in the Summary Compensation Table concerning the number of option exercises and value of options outstanding at the end of the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES
Name	Number of Shares Acquired on Exercise	Value Realized	Total Number of Unexercised Options Held at Fiscal Year End (1) Exercisable (2)	Total Value of Unexercised In-the-Money Options Held at Fiscal Year End (1) Exercisable (2)

D. R. Johnson	0	$0	295,400	$0
D. B. Rayburn	10,521	$120,192	198,400	$0
C. R. Katzfey	0	$0	94,805	$0
J. R. Rulseh	0	$0	94,200	$0
K. A. Feldmann	0	$0	76,200	$0

(1)    All options granted are immediately exercisable except within the first year of employment.
(2)    Granted at fair market value on the date of Grant. Total value of outstanding options is based on a fair market         value of Company stock of $14.99 as of March 31, 2003.

Pension Plan Table

The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the Company's qualified defined benefit pension plan and non-qualified defined benefit pension plan (the Executive Supplemental Retirement Plan) at the indicated remuneration levels (average of five years' earnings).
	Representative Years of Service
Average Annual Earnings	15 Years	20 Years	25 Years	30 Years	35 Years
$ 125,000	$ 28,274	$ 37,698	$ 47,123	$ 56,547	$ 65,972
200,000	47,117	62,823	78,529	94,235	109,940
275,000	65,961	87,948	109,935	131,922	153,909
350,000	84,805	113,073	141,341	169,610	197,878
425,000	103,649	138,198	172,748	207,297	241,847
500,000	122,492	163,323	204,154	244,985	285,815
575,000	141,336	188,448	235,560	282,672	329,784
650,000	160,180	213,573	266,966	320,360	373,753
725,000	179,024	238,698	298,373	358,047	417,722

The five executive officers named in the Summary Compensation Table participate on the same basis as other salaried employees in the non-contributory Modine Manufacturing Company Pension Plan for Non-Union Hourly-Paid Factory Employees and Salaried Employees (with the exception of K.A. Feldmann, who is a German citizen and receives an annual contribution of five percent of his annual basic salary for his personal pension planning purposes, and an additional five percent of his annual basic salary on the basis of a reinsured support fund). Because the Company's contributions to the plan are actuarially based on all eligible salaried employees and are not allocated to individual employee accounts, expenses for a specific person cannot readily be separately or individually calculated. Retirement benefits are based on an employee's earnings for the five highest consecutive of the last ten calendar years preceding retirement and on years of service. Applicable earnings include salary, bonuses, and any deferred amount under the Modine Tax Saver (401(k)) Plan or, since January 1, 1999, the Modine 401(k) Retirement Plan. They are approximately the same as cash compensation reported in the Summary Compensation Table, but on a calendar year rather than a fiscal year basis. A minimum of five years of service is required for eligibility. The principal benefit under the plan is a lifetime monthly benefit for the joint lives of participants and their spouses based on the employee's earnings and period of employment, and is not subject to offset by Social Security benefits. Employees can retire with unreduced early retirement benefits at age sixty-two or may be eligible for disability, deferred, or other early retirement benefits depending on age and years of service upon retirement or termination. In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the employee has accumulated a sum of his/her age and years of employment of at least 85. Furthermore, if employed on and before March 31, 2001, an employee who reaches age sixty-two and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he/she elects not to retire at that time.

Assuming continued employment until age sixty-five, the estimated credited years of service under the plan for Messrs. Johnson, Rayburn, Katzfey, and Rulseh are twenty-nine, twenty-three, twenty-six, and forty-four years, respectively.

Pension benefits under the plan are subject to possible limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent amendments thereto. To the extent that an individual employee's retirement benefit exceeds these limits, the excess will be paid from general operating funds of the Company. Furthermore, supplemental benefits in excess of amounts that can lawfully be payed under the qualified defined benefit pension plan are payable out of the general operating funds of the Company under the Executive Supplemental Retirement Plan.

Employees, including officers, may also qualify for long-term disability payments of approximately sixty percent of their base salary, up to a maximum of $15,000 per month, if they become disabled.

Employment Agreements, Termination and Change-of-Control Arrangements

The Company entered into an employment contract effective May 16, 2001 with Mr. Johnson covering his employment for a thirty-six month term; applicable change-of-control provisions were last amended May 20, 1999. After the effective date, the employment contract automatically and continuously extended for an additional day, unless either party gave written notice of termination to the other party, in which case the term would become a thirty-six month period beginning on the date such notice was received.

The Company was permitted to terminate the employment contract for "Cause," as that term is defined in the contract, and Mr. Johnson was permitted to terminate the employment contract upon the occurrence of any of the following events: failure to elect or re-elect him to the offices he holds; a significant change in the scope of his authority, duties, or compensation; a breach by the Company of any provision of the employment contract; and the liquidation, dissolution, consolidation, or merger of the Company.

In the event of a termination, the Company was obligated to remit, as liquidated damages, severance pay to Mr. Johnson an amount equal to his "Average Annual Earnings" during the remainder of the period of employment. "Average Annual Earnings" means the arithmetic average of annual compensation includable in Mr. Johnson's gross income in the five taxable years preceding the taxable year of termination. Mr. Johnson would continue to receive all employee benefits plus supplements to his retirement pension and 401(k) benefits designed to provide him with benefits that otherwise are reduced by statutory limitations on qualified benefit plans. In the event of disability, salary continuation would be provided at a level of one hundred percent for the first twelve months and up to sixty percent thereafter with no maximum dollar amount.

In the event of a "Change-in-Control," as defined in the Change-in-Control Agreement, as amended, at any time during the 24 months after a change in control occurs, if Mr. Johnson was terminated without "Good Cause" or if Mr. Johnson terminated the Agreement, a 36-month "Severance Period" would be triggered during which Mr. Johnson would be entitled to receive an amount equal to three times the greater of:

-the sum of his base salary and target bonus; or
-the sum of his five-year average base salary and five-year average actual bonus payable in a lump sum within 60  days after the date of termination of employment; and
-an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment  terminated; and
-applicable benefits and credited service for pension purposes for the 36-month period.

In the event of Mr. Johnson's death, such amounts would be payable to his estate. Any stock options or stock awards would immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a change in control occurred, and if payments made to Mr. Johnson were subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Johnson would be entitled to receive a lump-sum payment (the "Gross-up Payment"), sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the additional payment.

Effective May 19, 2003, the Company and Mr. Johnson entered into an agreement to address Mr. Johnson's compensation and benefits upon his retirement, effective June 30, 2003. That May 19, 2003 agreement supersedes and replaces Mr. Johnson's previously described employment contract and Change-in-Control Agreement.

Mr. D. B. Rayburn has a similar employment contract and Change-in-Control Agreement, with provisions on substantially the same terms and conditions as stated above for Mr. Johnson. The employment contract and Change-in-Control Agreement for Mr. Rayburn were entered into and effective May 16, 2001 and May 20, 1999, respectively.

As of February 26, 1997, the Company entered into separate Change-in-Control Agreements with the named executive officers (except Mr. Johnson, described above) and certain other key employees. These Change-in-Control Agreements were amended and restated May 20, 1999. Furthermore, the Company entered into a separate Change-in-Control Agreement with a newly appointed Officer, which agreement was effective April 1, 2002.

In the event of a "Change-in-Control," as defined in those Agreements, as amended and restated, certain key executives (including the named executive officers other than Messrs. Johnson and Rayburn, whose agreements are addressed above), if terminated by the Company for any reason other than "Good Cause," or if terminated by the executive for "Good Reason" within 24-months after the change in control occurs, or if terminated by the executive for any reason during the 13th month after the change in control, will trigger a 24-month "Severance Period" during which the executive is entitled to receive an amount equal to two times the greater of:

-the sum of the executive's base salary and target bonus; or
-the sum of the executive's five-year average base salary and five-year average actual bonus payable in a lump sum  within 60 days after the date of termination of employment; and
-an amount equal to the pro-rata portion of the target bonus for the calendar year in which the executive's  employment terminated; and
-applicable benefits and credited service for pension purposes for the 24-month period.

In the event of the executive's death, such amounts will be payable to the executive's estate. Any stock option or stock awards will immediately vest, or restrictions lapse, as the case may be, on the date of termination. In the event a change in control occurs, and if payments made to the executive are subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, the executive will be entitled to receive a lump-sum payment (the "Gross-up Payment"), sufficient to cover the full cost of such excise taxes and the executive's federal, state, and local income and employment taxes on the additional payment.

In addition, one other key executive had in place an employment contract during fiscal year 2002-2003 that was entered into on May 16, 2001 as well as a Change-in-Control agreement dated February 26, 1997 and amended May 20, 1999. The employment contract is substantially identical to the ones described for Messrs. Johnson and Rayburn, and the Change-in-Control Agreement is substantially identical to the ones described immediately above for other certain key executives.

TRANSACTIONS

In the regular course of business since April 1, 2002, the Company has had transactions with corporations or other firms of which certain non-employee directors are executive officers or otherwise principally involved. Such transactions were in the ordinary course of business and at competitive prices and terms. The Company does not consider the amounts involved to be material. The Company anticipates that similar transactions will occur in fiscal year 2003-2004.

OTHER INFORMATION

Independent Accountants

PricewaterhouseCoopers LLP have been the Company's independent certified public accountants since 1935 and were selected as the Company's auditors for the fiscal year ended March 31, 2003. They are appointed by the Board of Directors of the Company and report to the Audit Committee. No representatives of PricewaterhouseCoopers LLP will be attending the 2003 Annual Meeting of Shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors, and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the Securities and Exchange Commission, we believe that all of the Company's directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of Messrs. R. L. Hetrick, D. R. Johnson, C. R Katzfey, D. B. Rayburn, and J. R. Rulseh who each filed one report on Form 4 one day late (February 6, 2003) relating to the acquistion of shares through a benefit plan termination and rollover; R. S. Bullmore, who filed one report on Form 4 three days late (February 10, 2003) relating to the diversification of shares held in his Employee Stock Ownership Plan account; and C. C. Harper, Jr., D. R. Zakos, D. B. Spiewak, R. W. Possehl, M. C. Kelsey, R. L. Hetrick, G. A. Fahl, A. C. De Vuono and R. S. Bullmore, who each filed one Form 4 two days late (January 10, 2003) relating to acquisitions of restricted stock awards. In each instance, the late filing was due to a delay in the internal company administrative processing of the individuals' transaction information. In addition, while the participants in the Modine Deferred Compensation Plan who are subject to the requirements of Section 16(a) consistently reported their current holdings in that plan on Forms 4 and 5, they did not report acquisitions in that plan made between August 29, 2002 and December 31, 2002 on a timely basis. The Sarbanes -- Oxley Act of 2002 (the "Act") amended Section 16(a) in its entirety on August 29, 2003. As a result, the deadline for reporting by insiders was shortened to two business days. The Company has developed new procedures to ensure improved compliance with the new requirements of the Act. Finally, in connection with the termination of the Modine Executive Supplemental Stock Plan on February 3, 2003, individuals within that plan subject to the requirements of Section 16(a) realized an inadvertent delinquency in reporting annual aggregate accruals of phantom shares of Company stock as a result of compensation deferrals as of March 31, 1997, March 31, 1998 and March 31, 1999. Cumulative phantom shares and their disposition were reported in connection with the termination of the plan on appropriate Forms 4 for J. R. Rulseh, D. B. Rayburn, C. R. Katzfey, D. R. Johnson and R. L. Hetrick, filed on February 6, 2003.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2003 annual meeting. Should any additional matters come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2004

If a shareholder wishes to present a proposal for consideration at next year's Annual Meeting of Shareholders, such proposal must be received at Modine's offices on or before February 11, 2004.

ANNUAL REPORT

The Annual Report of the Company, including financial statements for the fiscal year ended March 31, 2003, is enclosed, or will be available on our website, www.modine.com.

D. R. ZAKOS, Secretary

DRIVING DISTANCE TO MODINE

Milwaukee Downtown	32 miles
Milwaukee Mitchell Airport	21 miles
Chicago Loop	86 miles
Chicago O'Hare Airport	62 miles
Madison	107 miles

General Mitchell Int'l Airport
Economy Airport Parking & Shuttle
College Ave.
Ryan Rd.
38
100
Four Mile Rd.
Wind Point Lighthouse
Shoop's Park
Three Mile Rd.
Batten Field
N. Greenbay Rd.
N. Main St.
Highway K
North St.
South St.
Melvin Ave.
Days Inn
Horlick Dam
hangar
Golf Ave.
Eaton
Layard
Rapids Dr.
Mt. Pleasant St.
Zoo
Goold St.
N
31
32
Co. Trk. MM
Racine Country Club
Meadowbrook Country Club
Northwestern Ave.
Horlick Athletic Field
Wustum Museum & Theater Guild
Douglas Ave.
Yacht Club
To Milwaukee
County Trunk C
Albert St.
State St.
Radisson Harbourwalk Inn
Harbor
I-94
County Trunk H
Spring St.
All Saints Healthcare
Osborne Blvd.
Festival Site
Public Boat Launch
Green Bay Rd.
Knights Inn
Super 8
Comfort Inn
Kinzie Ave.
Memorial Dr.
20
Main St.
Lake Michigan
Washington Ave.
12th St.
14th St.
Lochnaiar Inn
J.I. Case High School
Marriott
Fairfield Inn
To Chicago
Oakes Rd.
16th St.
Racine St.
Grand Ave.
Wisconsin Ave.
Ohio St.
Lathrop Ave.
West Blvd.
Taylor Ave.
DeKoven Ave.
21st St.
Kearney Ave.
MODINE
Regency Mall
Durand Ave.
11
Microtel
Meachem Rd.
Taylor Ave.
Chicory Rd.

LEGEND

Travel Routes

River

Railroad Tracks

MODINE

Modine Manufacturing Company
1500 DeKoven Avenue
Racine, WI 53403-2552
Tel. 262.636.1200
Fax 262.636.1424

Form No. 1054 Rev. 4/03

Notice
of meeting
and proxy
statement

2003	annual meeting of shareholders

[GRAPHIC]

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, July 16, 2003
9:30 a.m. CDT

Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403-2552

Modine shareholders can build their investments in Modine through a no-cost plan for automatically reinvesting dividends and making additional cash purchases of Modine stock. Systematic investments can be established for your account by authorizing direct deductions from your bank account on a monthly basis. To receive material and enrollment information, call 800-813-3324. The Modine Manufacturing Company Dividend Reinvestment and Direct Stock Purchase Plan is administered by the company's transfer agent, Wells Fargo Shareowner Services, 800-468-9716.
[GRAPHIC]
Modine Manufacturing Company
1500 DeKoven Avenue, Racine, Wisconsin 53403-2552

Proxy
This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints D. B. Rayburn and D. R. Zakos, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Modine Manufacturing Company to be held at 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552 on July 16, 2003 at 9:30 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the Meeting and/or at any adjournment(s) thereof, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

The tabulator cannot vote your shares unless you vote in accordance with the instructions provided.

Modine Employee Stock Ownership Plan and/or Modine 401(k) Retirement Plan
Voting Instructions to Trustee Marshall & Ilsley Trust Company N.A. for the Annual Meeting of Shareholders

As a participant in the Modine Employee Stock Ownership Plan and/or Modine 401(k) Plan, you have the right to give instructions to the Plan Trustee as to the voting of certain shares of Modine Manufacturing Company Common Stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the Annual Meeting. In this regard, please indicate your voting choices on this card, sign and date it, and return this card promptly in the enclosed postage prepaid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received will be voted by the Trustee, Marshall & Ilsley Trust Company N.A. in its own discretion and in accordance with ERISA.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

See Reverse Side

COMPANY #

CONTROL #

Dear Shareholder:

Modine Manufacturing Company provides three ways for you to vote your Proxy.

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK AND EASY

  On a touch-tone telephone------call 1-800-240-6326------24 hours a day, 7 days a week, until 12:00 p.m. on July 15, 2003.

  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (located above) and the last 4 digits of your U.S. Social Security Number or Tax Identification Number for this account. If you do not have such a number, please enter 4 zeros. Follow the simple instructions provided.

VOTE BY INTERNET -- http://www.eproxy.com/modi/ -- QUICK AND EASY

  Use the Internet------log onto http://www.eproxy.com/modi/------24 hours a day, 7 days a week, until 12:00 p.m. on July 15, 2003.

  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (located above) and the last 4 digits of your U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have such a number, please leave blank.

  Follow the simple instructions provided. Note: As indicated in the Proxy Statement, you may choose to receive future proxy statements and annual reports electronically by following the instructions provided on this web site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Modine Manufacturing Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Item 1
1. Election of Directors:	01 Frank W. Jones 02 Dennis J. Kuester 03 Michael T. Yonker	[ ]Vote FOR all nominees listed (except as marked contrary below)	[ ] WITHHOLD Authority For All
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box [ ]
Indicate changes below:

Date___________ , 2003

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.